UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2009

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

1661 Worthington Road, Suite 100
West Palm Beach, FL 33409
(Address of principal executive offices including Zip Code)

(561) 682-8000

(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

          On March 27, 2009, Ocwen Financial Corporation (the “Company”) entered into an agreement with certain entities (collectively, the “Purchasers”), pursuant to which the Company agreed to sell 5,471,500 newly-issued shares of the Company’s Common Stock (“Common Stock”) at a purchase price of $11.00 per share. In addition to closing conditions and other customary provisions, the agreement imposes certain restrictions on transfer and acquisitions of other Company securities. The Company has also agreed to provide the Purchasers with rights of registration for their shares.

          The board of directors of the Company also authorized the repurchase by the Company of up to one million shares of outstanding Common Stock held by William C. Erbey, the Company’s Chairman and Chief Executive Officer, at a purchase price of $11.00 per share.

          The foregoing summary description does not purport to be complete and is qualified in its entirety by reference to the underlying transaction agreements, which the Company expects to file in due course.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Dated: March 27, 2009	By: /s/ David J. Gunter

Name: David J. Gunter
Title: Executive Vice President
and Chief Financial Officer